EXHIBIT 11.1

                                INTERCARDIA, INC.

                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE
                      (In thousands, except per share data)


                                                  Three Months Ended
                                                      December 31,
                                                 --------------------
                                                   1998       1997
                                                 ---------  ---------
Net loss per Unaudited Consolidated
   Statements of Operations                       $(6,121)   $(2,986)
                                                 =========  =========
Weighted average of common shares
   and common share equivalents outstanding
   - basic and diluted                              7,297      6,998
                                                 =========  =========
Net loss per common share:
  - basic                                          $(0.67)    $(0.43)
                                                 =========  =========
  - diluted                                        $(0.67)    $(0.43)
                                                 =========  =========